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                                 THERATECH, INC.                     EXHIBIT 11
                               -----------------

             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE




                                                                      THREE MONTHS ENDED MARCH 31,
                                                                    -----------------------------
Primary:                                                                1997             1996
                                                                    -----------      ------------
        Weighted average shares of common stock                      20,591,790        20,101,747
        Common equivalent shares attributable to stock options        1,254,553
                                                                    -----------      ------------
        Weighted average common and dilutive
              common equivalent shares                               21,846,343        20,101,747
                                                                    ===========      ============
        Net income (loss)                                           $   786,846      $ (1,275,525)
                                                                    ===========      ============
        Net income (loss) per share                                 $      0.04      $      (0.06)
                                                                    ===========      ============


Fully Diluted:

        Weighted average shares of common stock                      20,591,790        20,101,747
        Common equivalent shares attributable to stock options        1,254,553
                                                                    -----------      ------------
        Weighted average common and dilutive
              common equivalent shares                               21,846,343        20,101,747
                                                                    ===========      ============
        Net income (loss)                                           $   786,846      $ (1,275,525)
                                                                    ===========      ============
        Net income (loss) per share                                 $      0.04      $      (0.06)
                                                                    ===========      ============